Exhibit (24)

WACHOVIA CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of WACHOVIA CORPORATION (the “Corporation”) hereby constitute and appoint Mark C. Treanor, Ross E. Jeffries, Jr. and Anthony R. Augliera, and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, to be filed with the Securities and Exchange Commission, and to sign any and all amendments to such Annual Report.

SIGNATURE	CAPACITY

/s/ G. Kennedy Thompson G. KENNEDY THOMPSON	Chairman, President, Chief Executive Officer and Director

/s/ Thomas J. Wurtz THOMAS J. WURTZ	Senior Executive Vice President and Chief Financial Officer

/s/ Peter M. Carlson PETER M. CARLSON	Senior Vice President and Corporate Controller (Principal Accounting Officer)

/s/ John D. Baker, II JOHN D. BAKER, II	Director

/s/ Peter C. Browning PETER C. BROWNING	Director

/s/ John T. Casteen III JOHN T. CASTEEN III	Director

/s/ Jerome A. Gitt JEROME A. GITT	Director

/s/ William H. Goodwin, JR. WILLIAM H. GOODWIN, JR.	Director

/s/ Maryellen C. Herringer MARYELLEN C. HERRINGER	Director

/s/ Robert A. Ingram ROBERT A. INGRAM	Director

/s/ Donald M. James DONALD M. JAMES	Director

/s/ Mackey J. Mcdonald MACKEY J. MCDONALD	Director

SIGNATURE	CAPACITY

/s/ Joseph Neubauer JOSEPH NEUBAUER	Director

/s/ Timothy D. Proctor TIMOTHY D. PROCTOR	Director

/s/ Ernest S. Rady ERNEST S. RADY	Director

/s/ Van L. Richey VAN L. RICHEY	Director

/s/ Ruth G. Shaw RUTH G. SHAW	Director

/s/ Lanty L. Smith LANTY L. SMITH	Director

/s/ Dona Davis Young DONA DAVIS YOUNG	Director

February 19, 2008
Charlotte, NC